EXHIBIT 21

                                  EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


REGISTRANT:       Name:                     ProxyMed, Inc.
                  State of Incorporation:   Florida


SUBSIDIARIES:     Name:                     Broward Filling Stations, Inc.
                  State of Incorporation:   Florida

                  Name:                     Hayes Telecommunications, Inc.
                  State of Incorporation:   Florida

                  Name:                     ProxyCare, Inc.
                  State of Incorporation:   Florida